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                                METATOOLS, INC.                    EXHIBIT 11.1

                      STATEMENT REGARDING COMPUTATION OF
                          NET INCOME (LOSS) PER SHARE

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
                                                 Three Months Ended             Six Months Ended
                                                      June 30,                     June 30,
                                              -----------------------      -------------------------
                                                1996           1995          1996             1995
                                              -----------------------      -------------------------
PRIMARY AND FULLY DILUTED (1)

Weighted average shares outstanding for
 the period..................................  11,783,000   3,166,000       11,667,000     3,147,000
Common equivalent shares, including
 items pursuant to Staff Accounting
 Bulletin No. 83.............................   1,331,000   2,477,000        1,373,000     2,477,000
                                              -----------------------      -------------------------
Shares used in per share calculation.........  13,114,000   5,643,000       13,040,000     5,624,000
                                              =======================      =========================

Net income before dividends and
 amortization................................ $ 1,002,000  $ (436,000)     $ 1,726,000   $  (866,000)
Preferred stock dividend requirements
 and amortization of issuance costs..........          -      (72,000)              -       (144,000)
                                              -----------------------      -------------------------
Net income (loss) available for common
 stockholders................................ $ 1,002,000  $ (508,000)     $ 1,726,000   $(1,010,000)
                                              =======================      =========================
Net income (loss) per common share........... $       .08  $     (.09)     $       .13   $      (.18)
                                              =======================      =========================
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(1) Primary and fully diluted calculations are substantially the same.